UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 27, 2014

INTERACTIVE BROKERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830
(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to the Bylaws

    On February 27, 2014, the Board of Directors of Interactive Brokers Group, Inc. (the “Company”) approved an amendment to the Company’s Bylaws, effective the same date, to add a new Section 9 under Article VIII that provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or other proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or to the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine.  The Court of Chancery of the State of Delaware shall have the fullest authority allowed by law to issue an anti-suit injunction to enforce this forum selection clause and to preclude suit in any other forum.  Section 9 further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to Section 9 and to have consented to personal jurisdiction in Delaware for the purposes of any suit in the Court of Chancery (and other specified Delaware courts) in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction referenced in Section 9 and for the purposes of enforcement of Section 9.

A copy of the Company’s Bylaws, as amended, is filed herewith as Exhibit 3.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

3.1           Amended Bylaws of Interactive Brokers Group, Inc. (*)

(*) Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March  5, 2014

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

3.1            Amended Bylaws of Interactive Brokers Group, Inc.